SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                 Current Report Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported) February 9, 1999

                             IMSCO Technologies Inc.
             (Exact name of registrant as specified in its charter)


        Delaware                        0-24520                  04-3021770
(State or other jurisdiction         (Commission                (IRS Employer
    of incorporation)                File Number)            Identification No.)


40 Bayfield Drive, North Andover, Massachusetts                     01845
(Address of principal executive offices)                         (Zip Code)

Registrant's telephone number, including area code (978) 689-2080




--------------------------------------------------------------------------------
        (Former name or former address, if changed since last report)

Item 5. Other Events

     On February 9, 1999, IMSCO Technologies, Inc. (the "Company") completed a private offering of $600,000 of Convertible Debentures due January 31, 2002 (the "Debentures") and 120,000 Common Stock Purchase Warrants exercisable at $1.50 per share for a period ending January 31, 2002 (the "Warrants"). The Debentures and Warrants were issued and sold to one investor in accordance with Securities and Exchange Commission Regulation D and have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and may not be offered or sold in the United States absent registration under the Securities Act or an applicable exemption from the registration requirements thereof.

     The Debentures are unsecured obligations of the Company and will mature on January 31, 2002. Interest on the Debentures is payable quarter-annually on February 1, May 1, August and November 1 of each year, commencing May 1,1999. Interest at the Company's option may be paid in cash or in common stock of the Company. The investor may convert the Debentures into shares of common stock at a price equal to the lesser of (i) 75% of the Market Price (as defined in the Purchase Agreement below) on the conversion notice date, or (ii) $1.00 per share; provided that the investor shall not acquire 10% or more of the outstanding shares of common stock of the Company, through conversion or otherwise, except in the event of a tender offer or merger or acquisition of the Company.

     The Warrants permit the holder to acquire 120,000 shares of Common Stock at an exercise price of $1.50 per share for a period ending January 31, 2002. The Warrants contain certain standard anti-dilution provisions. The Holder has certain demand registration rights and piggy-back registration rights with respect to the Common Stock issuable upon exercise of the Warrants and the Common Stock issuable upon conversion of the Debentures.

     The net proceeds of the offering, after deducting underwriting discounts and commissions and expenses payable by the Company, were approximately $522,000. The Company expects to use the net proceeds of the offering to repay certain indebtedness of the Company and for working capital and general corporate purposes.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

     (c)  Exhibits

   Exhibit
    Number              Exhibit Name
    ------              ------------
     4.1   Form of 8% Convertible debenture Due 2002


     10.1  Debenture and Warrant Purchase Agreement dated as of February 3, 1999

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: February 19, 1999         IMSCO TECHNOLOGIES, INC.


                                 By: /s/  Alexander T. Hoffmann
                                     ------------------------------------
                                     Alexander T. Hoffmann
                                     Chairman and Chief Executive Officer

                                  EXHIBIT INDEX



   Exhibit
    Number                  Exhibit Name
    ------                  ------------
     4.1   Form of 8% Convertible debenture Due 2002


     10.1  Debenture and Warrant Purchase Agreement dated as of February 3, 1999